JORDENBURT
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1025 THOMAS JEFFERSON STREET, N.W.             777 BRICKELL AVENUE, SUITE 500
SUITE 400 EAST                                      MIAMI, FLORIDA 33131-2803
WASHINGTON, D.C. 20007-0805                                    (305) 371-2600
(202) 965-8100                                     TELECOPIER: (305) 372-9928
TELECOPIER: (202) 965-8104
HTTP://WWW.JORDENUSA.COM


                                          April 26, 1996



PB Series Trust
400 West Market Street
Louisville, Kentucky 40202

Ladies and Gentlemen:

    We hereby consent to the reference to our name under the caption "Legal Counsel" in the Prospectuses contained in Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A (Registration Nos. 333-15555 and 811-07911) filed by PB Series Trust with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.


                          Very truly yours,

                         /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP
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                             Jorden Burt Boros Cicchetti Berenson & Johnson LLP



                 Jorden Burt Boros Cicchetti Berenson & Johnson LLP
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                              AFFILIATED COUNSEL:

JONES & BLOUCH LLP - WASHINGTON D.C.     FLEMING & PHILLIPS - SAN FRANCISCO, CA